Filed Pursuant to Rule 424(b)(3)
SEC File #333-271356

Prospectus Supplement
Dated January 5, 2024 (to Prospectus dated May 22, 2023)

1st FRANKLIN FINANCIAL CORPORATION

This Prospectus Supplement is part of, and should be read in conjunction with, the Prospectus dated May 22, 2023.

This Prospectus Supplement consists of the Company’s Current Report(s) on Form 8-K Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers and Form 8-K Entry into a Material Definitive Agreement filed with the Securities and Exchange Commission on January 4, 2024.